Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

          August 30, 2013

DryShips Inc.
74-76 V. Ipeirou Street
151 25, Marousi
Athens, Greece

Re:           DryShips Inc.

Ladies and Gentlemen:

We have acted as counsel to DryShips Inc. and its subsidiaries (the "Company") in connection with the Company's registration statement on Form F-3 (File No. 333-        ) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company in one or more public offerings (collectively, the "Offering") of an indeterminate number of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), guarantees to the debt securities that are made by the Company's subsidiaries listed in the Registration Statement (the "Guarantees"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Rights, the Preferred Shares, the Debt Securities, the Guarantees, the Warrants, the Purchase Contracts and the Rights, the "Securities").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company; (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exerciseable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Common Shares so issued; and (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exerciseable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Preferred Shares so issued.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1.	The Securities have been duly authorized, and when the Securities are issued, sold and paid for as contemplated in the Prospectus, will be validly issued.

2.	The shares of Common Shares, Preferred Shares, Rights and Units, when issued, sold and paid for as contemplated in the Prospectus, will be fully paid and non-assessable.

3.
The Debt Securities issued pursuant to an indenture substantially in the form examined by us, Guarantees, Warrants and Purchase Contracts, upon due execution and delivery as contemplated in the Prospectus, will be valid and legally binding obligations of the Company.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ SEWARD & KISSEL LLP